Exhibit 99.1


March 30, 2007

Tofutti Press Release



Company Contact:  Steve Kass
                  Chief Financial Officer
                  (908) 272-2400
                  (908) 272-9492 (Fax)





                         TOFUTTI ANNOUNCES 2006 RESULTS;
                          NET SALES REACH ALL-TIME HIGH

         Cranford, New Jersey -- March 30, 2007 -- TOFUTTI BRANDS INC. (AMEX
Symbol: TOF) issued its results for the fifty-two week period ended December 30, 2006 today.

         Net sales for the fifty-two weeks ended December 30, 2006 (fiscal 2006) were the highest ever in the history of Tofutti. For fiscal 2006, net sales were $19,465,000, an increase of $852,000, or 4%, from net sales for the fifty-two weeks ended December 31, 2005 (fiscal 2005).

         Sales increased in all product categories and most customer categories. Sales to several of our major customers were significantly higher than in the corresponding period in fiscal 2005. Sales to the Company's major customers fluctuate widely from period to period and there is no way to accurately predict that their sales pattern from one year will be repeated in the corresponding period of the next fiscal year. These sales increase were due to higher volumes of products sold and modest price increases. The sales volume increase was driven by promotional specials and consumer advertising in certain key markets.

         The Company's gross profit in fiscal 2006 increased by $600,000, or 12%, due primarily to the increase in sales. The Company's gross profit percentage increased slightly to 29% in fiscal 2006 from 27% in fiscal 2005. The gross profit percentage continues to be adversely affected by increasing freight expenses. The Company anticipates that its gross profit will increase due to increased unit sales and higher sales prices in 2007, but does not expect its gross profit percentage to improve materially due to promotional allowances associated with the planned introduction of new products and continued high freight expenses.

         For fiscal 2006, the Company reported an increase in operating income to $1,129,000 from $607,000 in fiscal 2005. The Company's operating results continued to be negatively impacted by the increase in costs of goods sold, the costs of the relocation of our frozen dessert manufacturing facilities and the decline in sales in certain geographic markets where we were forced to change our local distributors.

         Net income for fiscal 2006 increased 75% to $617,000 ($0.11 per share) compared to $352,000 ($0.06 per share) for fiscal
2005.

         "Our results in fiscal 2006 reflect our efforts to reduce the number of our product offerings while increasing the sales of our flagship products. We believe that our business plan of concentrating on our core business of non-dairy frozen desserts and soy-cheese products is driving the growth in our sales and operating income," said David Mintz, the Company's Chairman and CEO. "We intend to continue to implement our business plan in 2007 and look forward to continuing improvements in our sales and operating income."

         TOFUTTI BRANDS INC. is principally involved in the development, production and marketing of TOFUTTI brand soy-based, dairy-free frozen desserts, soy-based dairy free cheese products and other soy-based, dairy-free food products. TOFUTTI products are sold in grocery


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stores,  supermarkets, health and convenience stores throughout the United
States and in approximately twenty-five other countries.

         Some of the statements in this press release concerning the Company's future prospects are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results may vary significantly based upon a number of factors including, but not limited to business conditions both domestic and international, competition, changes in product mix or distribution channels, resource constraints encountered in promoting and developing new products and other risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-KSB.


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                               TOFUTTI BRANDS INC.
                               -------------------

                            Statements of Operations
                            ------------------------
                    (in thousands, except per share figures)

                                             Fifty-two weeks    Fifty-two weeks
                                              ended 12/30/06     ended 12/31/05
                                              --------------     --------------


Net sales..............................          $19,465            $18,613

Cost of sales..........................           13,885             13,633
                                                  ------             ------

Gross profit...........................            5,580              4,980

Operating expenses.....................            4,451              4,373
                                                   -----              -----

Operating income.......................            1,129                607

Interest income........................               --                  9
                                                  ------              -----

Income before income taxes ............            1,129                616

Income taxes...........................              512                264
                                                     ---                ---

Net income ............................             $617               $352
                                                    ====               ====

Weighted average number of
shares outstanding:

         Basic.........................             5,432              5,604
                                                    =====              =====

         Diluted.......................             5,992              6,185
                                                    =====              =====

Net income per share:

         Basic.........................             $0.11              $0.06
                                                    =====              =====

         Diluted.......................             $0.10              $0.06
                                                    =====              =====




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                               TOFUTTI BRANDS INC.
                               -------------------

                                 Balance Sheets
                                 --------------
                    (in thousands, except per share figures)

                                                                   December 30,          December 31,
                                                                      2006                  2005
                                                                      ----                  ----
Assets
Current assets:
     Cash and equivalents                                          $  289                 $1,256
     Accounts receivable, net of allowance for doubtful
        accounts of $243 and $291, respectively                     2,084                  2,643
     Inventories                                                    2,992                  2,045
     Prepaid expenses                                                   2                     51
     Deferred income taxes                                            558                    577
                                                                    -----                  -----
                Total current assets                                5,925                  6,572
                                                                    -----                  -----

Fixed assets (net of accumulated amortization of
     $19 and $14)                                                      29                     34
Other assets                                                           16                     16
                                                                    -----                  -----
                                                                   $5,970                 $6,622
                                                                   ======                 ======

Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                                              $  711                 $1,442
     Accrued expenses                                                 277                    479
     Accrued officers' compensation                                   500                    500
     Income taxes payable                                             472                    478
                                                                    -----                  -----
                  Total current liabilities                         1,960                  2,899
                                                                    -----                  -----

Commitment and Contingencies
Stockholders' equity:
     Preferred stock - par value $.01 per share;
         authorized 100,000 shares, none issued                        --                     --
     Common stock - par value $.01 per share;
         authorized 15,000,000 shares, issued and
         outstanding 5,443,467 shares at December 30, 2006
         and  5,542,267 shares at December 31, 2005                    54                     55
     Additional paid-in capital                                        --                     --
     Retained earnings                                              3,900                  3,668
                                                                    -----                  -----
                 Total stockholders' equity                         4,010                  3,723
                                                                    -----                  -----
                 Total liabilities and stockholders' equity        $5,970                 $6,622
                                                                   ======                 ======
